SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12

AMG FUNDS I

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

AMG Funds I (the “Trust”) and AMG Funds, LLC and Friess Associates, LLC 401(k) Retirement Plan, Friess Associates, LLC, and Friess Associates of Delaware, LLC (the “Friess Parties”) announced that on May 7, 2021 they entered into an agreement (the “Agreement”) resolving the Friess Parties’ proxy solicitation in connection with the Trust’s combined special meeting of shareholders of AMG Boston Common Global Impact Fund and AMG Veritas Global Real Return Fund, scheduled to be held on May 18, 2021 (including any adjournment, postponement or continuation thereof, the “Special Meeting”).

Pursuant to the Agreement, the Friess Parties have agreed, among other things, to (1) dismiss their pending litigation against the Trust in the Superior Court of Massachusetts for Suffolk County, (2) cease their proxy solicitation in respect of the Special Meeting, (3) vote all of their shares in support of all proposals at the Special Meeting and (4) enter into customary standstill restrictions and related provisions.